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                                   EXHIBIT 12

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                                  EXHIBIT 12
                         MARRIOTT INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ($ in millions, except ratio)

                                                            Fiscal year ended
                                                      ----------------------------
                                                      2002  2001  2000  1999  1998
                                                      ----  ----  ----  ----  ----
Income from continuing operations before income taxes $471  $421  $771  $634  $600
Loss related to equity method investees..............    6    14     6     6     8
                                                      ----  ----  ----  ----  ----
                                                       477   435   777   640   608
Add/(deduct):........................................
   Fixed charges.....................................  180   220   198   135    84
   Interest capitalized..............................  (43)  (61)  (52)  (33)  (21)
   Distributed income of equity method investees.....   27     4     2     2     5
                                                      ----  ----  ----  ----  ----
Earnings available for fixed charges................. $641  $598  $925  $744  $676
                                                      ====  ====  ====  ====  ====
Fixed charges:.......................................
   Interest expensed and capitalized/(1)/............ $129  $170  $152  $ 94  $ 51
   Estimate of interest within rent expense..........   51    50    46    41    33
                                                      ----  ----  ----  ----  ----
Total fixed charges.................................. $180  $220  $198  $135  $ 84
                                                      ====  ====  ====  ====  ====
Ratio of earnings to fixed charges...................  3.6   2.7   4.7   5.5   8.0

/(1)/ "Interest expensed and capitalized" includes amortized premiums, discounts and capitalized expenses related to indebtedness.